Exhibit 99.2

NETVALUE GROUP

AUDITORS’ REPORT ON THE CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2001

Dear Shareholder,

In accordance with the terms of our appointment by your Shareholders’ Meeting, we hereby submit our report on our audit of the consolidated financial statements of NetValue SA calculated in European Euro for the fiscal year ended December 31, 2001, as attached to this report.

The Board of Directors has approved the consolidated financial statements. Our responsibility is to express an opinion on these financial statements, based on our audit.

We have conducted our audit in accordance with professional standards. Those standards require that we plan and perform examinations to obtain reasonable assurance that the consolidated financial statements are free from material misstatements. An audit includes an examination, on a test basis, of evidence supporting the transactions reflected in the accounts. It also requires assessing the accounting principles used and significant estimates made in the preparation of the financial statements, as well as evaluating the overall presentation of the accounts. We believe that our audit provides a reasonable basis for the opinion hereunder.

In our opinion the consolidated financial statements constitute a true and fair representation of the assets, financial position and income of the consolidated group of companies at the end of the fiscal year in accordance with the accounting rules and principles applicable in France.

We have also examined the information pertaining to the consolidated group of companies contained in the annual report, in accordance with professional standards applicable in France. We are satisfied that the information is true and fair and agrees with the annual financial statements.

Paris-La-Défense and Paris, June 12, 2002

The Auditors

KPMG Audit                                                                                                                                                                François-Gérard Guyot
Division of KPMG S.A.
Frédéric Quélin
Partner

NETVALUE GROUP

Consolidated Balance Sheet 12/31/01

	Gross	DEP./PROV.	Net	Net
	12 months			12 months
	12/31/01	12/31/01	12/31/01	12/31/00
	(in Euro)
ASSETS
Subscribed capital not called (I)				1,733,729

Fixed Assets
Intangible assets (note 5-1)	7,282,823	(4,626,440)	2,656,382	3,295,169
Tangible assets (note 5-2)	3,908,048	(2,106,098)	1,801,950	2,893,800
Financial assets (note 5-3)	444,120	0	444,120	565,144

Total Fixed Assets (II)	11,634,991	(6,732,538)	4,902,452	6,754,113

Current Assets
Inventories
Prepaid supplies (note 5-4, a)	191,719		191,719	129,720
Trade receivables (note 5-4, b)	2,864,228	(157,168)	2,707,060	1,694,461
Other receivables (note 5-4, c)	815,822	0	815,822	1,560,675
Investments securities (note 5-4, d)	16,070,816		16,070,816	32,095,933
Cash	1,752,387		1,752,387	5,572,204
Prepaid expenses (note 5-5)	246,685		246,685	253,318

Total Current Assets (III)	21,941,657	(157,168)	21,784,489	41,306,311

Total Assets (I + II + III)	33,576,648	(6,889,706)	26,686,941	49,794,153

LIABILITIES
Shareholders' Equity
Share Capital			2,204,537	2,204,537
Share premium			64,718,318	64,716,063
Legal reserve			(26,917,317)	(6,258,932)
Group conversion reserves			595,579	408,071
Income (loss) for the year			(20,499,306)	(20,658,385)

Total Shareholders' Equity (I)			20,101,813	40,411,355

Minority interest reserve			2,374,538	5,682,053
Minority interest conversion reserve			426,817	248,286
Minority profit (loss)			(2,801,355)	(3,252,917)

Total Minority Interests (II) (note 5-7)			0	2,677,422

Contingency provisions			385,918	39,637
Loss provisions			49,848	20,461

Total Contingency & loss provisions (III) (note 5-8)			435,766	60,098

Debts
Other debts (note 5-9)			213,911	175,038
Down payments from customers			95,383	192,831
Trade accounts payable (note 5-10)			2,981,763	3,044,150
Other liabilities (note 5-11)			1,347,800	1,547,505
Prepaid revenues (note 5-12)			1,510,290	1,685,755
Other liability adjustments			215

Total Debts (IV)			6,149,362	6,645,279

Total Liabilities (I+ II + III + IV)			26,686,941	49,794,153

NETVALUE GROUP

Consolidated Income Statement 12/31/01

	12/31/01 (12 months)	12/31/00 (12 months)

	(in Euro)
Revenue
Sales of goods		120,700
Sales of services	6,577,615	3,347,829
Net Revenue (note 6-1, a)	6,577,615	3,468,529

Operating subsidies	13,600	47,564
Excess depreciation and cancelled provisions	17,852	5,242,822
Other revenue	36	181

Operating Revenue	6,609,103	8,759,096

Purchases of goods for resale		120,633
Change in inventories of goods
Other purchases and expenses	13,800,814	17,273,880
External expenses	13,800,814	17,394,513

Taxes other than income taxes	135,066	52,948
Salary costs and employee benefits	11,972,420	9,208,639
Depreciation allowances and provisions	3,814,472	6,960,154
Operating Expenses	29,722,772	33,616,254

Operating Income (Loss) (note 6-1, c)	(23,113,669)	(24,857,158)

Investment and financial income	2,107,540	1,208,754
Interest and other financial charges	475,624	163,734
Financial Income (Loss)	1,631,916	1,045,020

Current Income Before Tax	(21,481,753)	(23,812,138)

Exceptional gains	507,568	45,709
Exceptional losses	2,232,910	144,873
Exceptional items (note 6-1, d)	(1,725,342)	(99,164)

Income Tax	(93,567)	0

Consolidated net profit (loss) after taxes	(23,300,662)	(23,911,302)

Minority interests	2,801,355	3,252,917

Net Profit (Loss)	(20,499,306)	(20,658,385)

NETVALUE GROUP

CONSOLIDATED CASH FLOW STATEMENT

	12/31/01	12/31/00
	(in thousands of Euro)
Cash flow from operating activities
Net income	(20,499)	(20,658)
Minority interests	(2,801)	(3,253)
Depreciation for goodwill
Depreciation of fixed assets	5,291	1,817
Deferred taxes
Other elements with no effect on cash	100

Self-financing gross margin	(17,910)	(22,094)

Variation of the operating working capital
Trade Receivables	(478)	(1,968)
Trade accounts payable	(496)	2,610
Other elements of the working capital

Cash flow generated from operating activities	(18,884)	(21,452)

Cash flow used for investment activities
Fixed assets acquisition
Intangible	(897)	(3,957)
Tangible	(514)	(3,316)
Financial	(7)	(454)
Disposals	61
Refund of loans and financial receivables	128
Effects of changes in perimeter (cash received)

Net Cash used for investment activities	(1,230)	(7,727)

Cash flow from financing activities
Increase of capital in cash	2	53,358
Minority interests		5,930
New loans
Loan refunds

Cash flow from financing activities	2	59,288

Exchange rate variations	266

Cash variations	(19,845)	30,109

Cash at beginning of period	37,668	7,559
Cash at end of period	17,823	37,668

Cash variations	(19,845)	30,109

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS

Twelve-month period ended December 31, 2001

Note 1    Business description

Restructuring measures were taken throughout the course of the 2001 fiscal year and should make it possible for the Company to significantly reduce its operational losses in 2002. For this reason, the annual accounts were calculated under the hypothesis of continued operations.

NetValue SA conducts behavioral studies on the use of the Internet, based on a panel of selected Internet users in France, other European countries, North America and Southeast Asia. The results of these market studies are available to customers on a subscription basis.

Note 2    Fiscal year highlights

See chapter 3.3.1 of the Global Annual Report which is filed with the French COB.

Note 3    Accounting Principles and Methods

Restructuring measures were taken throughout the course of the 2001 fiscal year and should make it possible for the Company to significantly reduce its operational losses in 2002. For this reason, the annual accounts were calculated under the hypothesis of continued operations.

The consolidated financial statements have been prepared in accordance with the new provisions of Rule 99-02 of the French Accounting Regulations Commission (CNC) pertaining to consolidated financial statements, approved on June 22, 1999.

As announced in the 2000 annual report (paragraph 3.8.6), NetValue’s accounting throughout the year 2001 has been conducted in Euro for all of its subsidiaries for which the Euro is applicable.

Entities controlled exclusively by NetValue, either through direct ownership or indirectly through third parties, are fully consolidated. NetValue applies the accounting principles and methods set forth below.

a)  Intangible assets

•
Registered trademarks and domain names are reported in the balance sheet at cost and are amortized using the straight-line method over their useful life (5 or 10 years for trademarks, 5 years for domain names).

•	Software acquired by the Company is amortized using the straight-line method over three years.

•	Intangible assets related to the Internet site are shown on the balance sheet at cost and are depreciated using the straight line method over 2 years.

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

b)  Panel costs

•	Costs incurred for recruiting panels are reported as intangible assets and amortized over three years following the completion of panels.

•	Costs for maintaining panels are reported as expenses for the period in which they are incurred.

•	Due to the discontinuation of the US panel after 12/31/01, an exceptional amortization was recorded (821,207 Euro) thus reducing the net accounting value to zero.

c)  Tangible assets

Tangible assets are reported at cost, net of straight-line depreciation over the following useful lives:

• fixtures and equipment	5 years
• computer hardware	3 years
• furniture	5 years

d)  Financial Assets

Fixed assets of a financial nature consist of security deposits and are reported on the balance sheet at face value.

e) Trade receivables

Receivables are stated at their face value and a special provision is set aside for those considered doubtful.

f)  Conversion of the accounts of foreign subsidiaries

The balance sheets of foreign subsidiaries are converted into Euro at the exchange rate in effect at the end of the period. The income statement and cash flow statements of said entities are translated at the average exchange rate for the period. Foreign-exchange gains and losses resulting from the conversion of foreign subsidiary accounts into Euro are included in shareholder’s equity.

g)  Unrealized foreign-exchange gains and losses

Unrealized foreign-exchange gains and losses are reported in the consolidated income statement, in accordance with CNC Rule 99/02 applicable to the preferential method.

h)  Retirement benefits

Sums corresponding to vested employee retirement benefits, calculated retrospectively on the basis of seniority, have been set aside in the accounts as provisions for contingencies and losses.

i)  Revenue recognition

A portion of NetValue’s revenue is derived from subscriptions. Total revenue is stated in the income statement taking into account the portion of the subscription period accrued in the fiscal year.

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenue attributable to consulting services is recognized when services are performed.

j)  Expenses incurred to develop software for internal use

NetValue developed software that enables the processing and analysis of data pertaining to the behavior of Internet users. All expenses for the development, production and maintenance of said software are reported as charges for the period in which they were incurred.

k)  Corporate income tax and deferred taxes

Deferred tax debits and credits are shown in the books to indicate the future impact of temporary differences between the book value and the assessment for tax purposes of NetValue’s assets and liabilities, as well as the allocation of taxes to future periods. Deferred tax debits and credits are calculated using the tax rate applicable to any income resulting from the elimination of timing differences. Whenever tax rates change, the impact thereof on deferred tax debits and credits is reported in the income statement on the effective date of the rate change. Given the overall tax situation and short-term prospects of the NetValue entities, deferred tax credits are not reported.

l)  Short-term investment securities

Short-term investment securities held are shown in the balance sheet at cost. Whenever their inventory value is less than their cost, a provision for losses is set aside for the difference. Unrealized capital gains at the year-end are not reported in the income statement.

Note 4    Reporting Entities

Company	Principal office	Ownership %	Method of consolidation	Registration number
NetValue SA	Paris	Parent company	FC	41850811500031
NetValue USA Inc.	New York	100%	FC	—
NetValue Inc.	New York	100%	FC	—
NetValue Limited	London	100%	FC	—
NetValue Deutschland GmbH	Frankfurt	100%	FC	—
NetValue AB	Stockholm	100%	FC	—
NetValue SA de CV	Mexico City	100%	FC	—
NetValue Internet Measurement SA	Madrid	100%	FC	—
NetValue Limited	Hong Kong	51%	FC	—

FC = fully consolidated
No changes were made to the consolidation principles in 2001.

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5    Balance Sheet

Note 5-1    Intangible Assets

Change in the gross value of intangible assets:

	December 31, 2000	Additions	Disposals	Exchange Rate Differences	December 31, 2001
	In Euro
Trademarks	118,717	44,426			163,143
Domain Names	124,492			17,344	141,836
Software	424,486	46,473	4,190	13,223	479,992
Internet Sites	32,319	47,259			79,578
Flotation Costs	5,228,160		5,228,160
Panels	3,923,843	2,492,980	39,956	41,406	6,418,273

Total	9,852,017	2,631,138	5,272,306	71,973	7,282,823

NetValue filed for international registration of trademarks including NetValue, NetValue NetMeter, NetValue Online, and MegaPanel.

Changes in the accumulated amortization and intangible assets:

	December 31, 2000	Allowances	Cancellations	Exchange Rate Differences	December 31, 2001
	In Euro
Trademarks	11,557	25,118			36,675
Domain Names	26 867	28 367		1,500	56,734
Software	112,016	217,438	3,705	5,792	331,541
Internet Sites	9,751	29,096			38,847
Flotation costs	5,228,160		5,228,160		0
Panels	1,168,497	3,023,107	35,861	6,901	4,162,644

Total	6,556,849	3,323,126	5,267,726	14,192	4,626,440

Due to the discontinuation of the US panel after 12/31/01, an exceptional amortization was recorded (821,207 Euro) thus reducing the net accounting value to zero.

Note 5-2    Tangible Assets

Changes in the gross value of tangible assets

	December 31, 2000	Additions	Disposals	Exchange Rate Differences	December 31, 2001
	In Euro
Fixtures and fittings	1,037,591	207,362	60,355	46,729	1,231,327
Computer hardware	2,161,860	260,846	67,193	34,524	2,390,037
Office Furniture	202,285	45,523	21,863	3,305	229,250
Vehicles	70,035	297	16,747	3,849	57,434

	3,471,771	514,028	166,158	88,407	3,908,048

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Changes in the accumulated depreciation of tangible assets:

	December 31, 2000	Allowances	Cancellations	Exchange Rate Differences	December 31, 2001
	In Euro
Fixtures and fittings	222,609	708,517	56,533	8,561	883,154
Computer hardware	316,444	837,562	44,888	7,522	1,116,640
Office furniture	33,285	63,212	6,135	21	90,383
Vehicles	5,635	14,098	3,908	96	15,921

	577,972	1,623,389	111,464	16,201	2,106,098

Note 5-3  Financial Assets

	December 31, 2000	Additions	Disposals	December 31, 2001
	In Euro
Security deposits	565,144	7,333	128,357	444,120

	565,144	7,333	128,357	444,120

Security deposits include those made on leases.

Note 5-4  Receivables

a)  Pre-paid supplies

The changes in down payments and advances made to suppliers, all of which are for less than one year, are as follows:

	December 31, 2000	December 31, 2001
	In Euro
Pre-paid supplies	129,720	191,719

	129,720	191,719

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

b)  Trade receivables

All trade receivables mature in less than one year.

	December 31, 2000	December 31, 2001
	In Euro
Client receivables	1,230,407	2,490,002
Doubtful accounts		7,627
Accrued receivables	464,055	366,599

Gross	1,694,462	2,864,228

Provisions for doubtful receivables		(157,168)

NET	1,694,462	2,707,060

c)  Other receivables
	December 31, 2000	December 31, 2001
	In Euro
Miscellaneous receivables	121,590	128,384
VAT	1,431,767	687,438
Accrued subsidies	7,318

	1,560,675	815,822

d)  Short-term investment securities

	December 31, 2000	December 31, 2001
	In Euro
Short-term investment securities	32,095,933	16,070,816

	32,095,933	16,070,816

As of December 31, 2001 the market value of short-term investment securities exceeded their book value by €0.353 million; these unrealized capital gains were not reported in the financial statements, in compliance with French accounting standards.

The company owns 187,200 shares of its treasury stock which are valued at €219,746.

Note 5-5  Pre-paid expenses

As of December 31, 2001, prepaid expenses amounted to €246,685.

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5-6 Changes in shareholders equity (group share)

On December 31, 2001, shareholders’ equity amounted to €2,204,537.50 divided into 8,818,150 shares with a par value of €0.25 per share with more than 50% held by founders and senior executives and pre-IPO investors. Institutional and private investors hold the remaining capital.

Changes in capital are summarized below:

	December 31, 2000	Increase in capital	2000 appropriation of loss	Profit (loss) of the period	Translation differential	December 31, 2001
	In Euro
Shareholders’ equity	2,204,537					2,204,537
Share premium	64,716,063	2,255				64,718,318
Conversion reserves	408,071				187,508	595,579
Accumulated losses	(6,258,932)		(20,658,385)			(26,917,317)
Profit (loss) of the period	(20,658,385)		20,658,385	(20,499,306)		(20,499,306)

	40,411,354	2,255	0	(20,499,306)	187,508	20,101,813

•
On July 28, 1999, NetValue issued 30,000 special subscription warrants (bons de souscription de parts de créateurs d’entreprise or BCE). These warrants were issued at a price of FRF 1 per warrant in favor of certain company executives. Each warrant confers a right to subscribe for one share at a price of FRF 16 per share (before the ten-for-one stock split reducing the share price from FRF 16 to FRF 1.6). The exercise period is from July 28, 2001 to July 28, 2004. The potential capital increase from the exercise of all these warrants is FRF 480,000 (€73,175.53) resulting in a potential dilution of 3.29%

•
On October 1, 1999, to preserve the rights of the holders of the 30,000 BCE warrants issued by the company on July 28, 1999 in accordance with the applicable legal and regulatory provisions, NetValue decided to proceed with an additional capital increase of €96,000 in favor of these warrant holders. Each holder will be entitled to subscribe for one (1) new share for every five (5) warrants held when exercising the warrants. The potential capital increase from the exercise of all these warrants is FRF 96,000 (€14,635.11) resulting in a potential dilution of 0.68%.

•
On October 1, 1999, the company issued 16,800 BCE warrants at FRF 1 per warrant in favor of certain company executives. Each warrant confers a right to subscribe for one share at FRF 16 per share (before the ten-for-one stock split reducing the share price from FRF 16 to FRF 1.6) at FRF 77 per share. The potential capital increase from the exercise of all these warrants is FRF 268,800 (€40,978.30) resulting in a potential dilution of 1.87%.

•
On October 1, 1999, the company issued 28,080 equity warrants with a price of price of FRF 16 per share (before the ten-for-one stock split reducing the share price from FRF 16 to FRF 1.6). The price of the shares will be determined by the board of directors according to the procedures defined in resolution ten of the proceedings of the shareholders’ meeting of October 1, 1999. The potential capital increase from the exercise of all these warrants is FRF 449,280 (€68,492.29) resulting in a potential dilution of 3.09%.

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•
The combined shareholders’ meeting of June 27, 2001 decided, in accordance with article L.228-95 of the French Commercial Code, to authorize the board of directors to issue 248,000 BCE warrants as provided for under article 163 bis G of the French tax code. In accordance with applicable law and regulations, these BCE warrants will be issued in registered form and be non-transferable. Each BCE warrant entitles the holder to purchase one share with a par value of €0.25 for a price equal to the average closing price of the company’s shares over the 20 trading days preceding the date the warrants are granted. Under this authorization, on June 27, 2001 the board of directors issued 225,000 warrants at a price of €0.01, with an exercise price of €2.19 Euro. The potential capital increase from the exercise of all these warrants is €62,000 resulting in a potential dilution of 2.73%.

Note 5-7    Minority Interests

Changes in minority interests’ share of retained earnings and income:

Minority Interest
Total at the beginning of the period	2,677,422
Minority share in the consolidated profit (loss)	(2,801,355)
Impact of exchange rate differences on minority interests	90,393
Other variations	33,540
Total at the end of the period	0

The NetValue Group consolidated its share of the negative minority interest.

Note 5-8    Contingency and loss provisions

Provisions for contingencies and losses were set aside on December 31, 2001 with €14,673 for vested pension benefits, €35,175 for taxes and €385,918 for litigation.

Note 5-9    Debts

Bank loans were as follows on December 31, 2001:

	December 31, 2000	December 31, 2001
	In Euro
Loans repayable in less than one year	175,038	185,544
Deposits received		28,367

Total borrowings	175,038	213,911

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5-10    Trade accounts payable

Accounts payable to suppliers amounted to the following on December 31, 2001:

	December 31, 2000	December 31, 2001
	In Euro
Accounts payable	2,242,497	1,186,207
Accrued invoices not received	801,652	1,795,555

Total	3,044,149	2,981,762

All trade payables are due in less than one year.

Note 5-11    Other liabilities

Other liabilities as of December 31, 2001:

	December 31, 2000	December 31, 2001
	In Euro
VAT	328,858	469,118
Corporate Income Tax	—	—
Other taxes and assessments	25,382

Tax liabilities	354,240	469,118

Employee compensation and paid vacation payable	223,851	232,489
Employee benefits payable	801,569	467,336

Payroll liabilities	1,025,420	699,825

Other liabilities	167,845	178,857
Total	1,547,505	1,347,800

All other liabilities are due in less than one year

Note 5-12    Prepaid Income

Prepaid income of €1,510,290 represents the portion of subscription fees pertaining to periods subsequent to December 31, 2001.

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 6    Income Statement

Note 6-1    Performance breakdown by region

a)  Revenue, Operational Profit (Loss), and Net Fixed Assets

The regional breakdown is as follows:

	2000			2001
	France	Other countries	Total	France	Other countries	Total
	In Euro
Product sales	1,722,281	1,426,187	3,148,468	2,630,517	3,947,117	6,577,634
Other revenue	415,217	13,065	428,282
Discounts and rebates		(108,221)	(108,221)		(19)	(19)

Total Revenue	2,137,498	1,331,031	3,468,529	2,630,517	3,947,098	6,577,615

Operating Income (Loss)	(3,850,215)	(21,006,943)	(24,857,158)	(3,055,289)	(20,058,380)	(23,113,669)
Net Fixed Assets	3,238,261	3,515,851	6,754,112	2,588,498	2,313,954	4,902,452

b)  Other operating income

	December 31, 2000		December 31, 2001
	In Euro
Subsidies received	47,564		13,600
Other revenue from current business	180		36
Transferred operating expenses	5,242,822	*	2,234
Patent Royalties

Total	5,290,566		15,870

* including flotation expenses of €5,228,160, charged to share premiums.

c)  Financial income and expenses

	December 31, 2000	December 31, 2001
	In Euro
Income from invested cash balances	1,103,287	1,958,964
Interest expense	(41,273)	(122,502)
Foreign-exchange gains (losses)	(16,993)	(204,545)

Total	1,045,021	1,631,917

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

d)  Exceptional items

	December 31, 2000	December 31, 2001
	In Euro
Capital losses from asset sales	(14,413)	(99,794)
Depreciation and extraordinary loss provisions	(84,628)	(1,646,886)
Other exceptional expenses	(123)	(425,614)
Other exceptional revenue		446,953
Total	(99,164)	(1,725,341)

These figures concern the close of operations in the United States, which resulted in the total depreciation of the US panel, New York office improvements and fixtures, and employee provisions.

Note 7    Accumulated losses/Changes in deferred taxes

As of December 31, 2001 the aggregate of tax losses carried forward and accelerated depreciation amounted to approximately €43 million.

Note 8    Officers’ compensation

Annual compensation for the officers of the company amounted to €457,347.

Note 9    Personnel

At the end of the year, the Company employed a total of 56 people in France and 65 in other countries.

Note 10    Off balance-sheet commitments

•	25 Moneyplus money-market fund shares were pledged to the Société Générale as security for the guarantees the bank provided on the lease of premises for:

—NetValue USA:	USD 0.08 million

—NetValue Mexico:	USD 0.08 million

—NetValue France:	EUR 0.35 million

		Payments due per period (in thousands of Euro)
	Total	Less than 1 year	From 1 to 5 years	Beyond 5 years
Contractual obligations
Long-term debts
Financial rental obligations
Simple rental contracts	5	1,158	3,579
Irreversible purchase agreements
Other long-term obligations
Total

Hedge-fund: premium paid in 2001 of €22,105 for the period from October 2001 until October 2002 based on a 4.5% rate and a total of €7,622,451.

NETVALUE GROUP

NOTES TO THE 2001 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 11    Post-closing events

On January 22, 2002, Jupiter Media Metrix Inc withdrew its patent infringement suit against NetValue, while maintaining its claim against Nielsen NetRatings. In exchange NetValue withdrew its countersuit against Jupiter MediaMetrix.